Consent of Independent Registered Public Accounting Firm
The Board of Directors
Horace Mann Life Insurance Company:
We consent to the use of our report dated April 16, 2021, with respect to the statutory financial statements of admitted assets, liabilities and capital surplus of Horace Mann Life Insurance Company as of December 31, 2020 and 2019, and the related statutory statements of operations, capital and surplus, and cash flow for each of the years in the three-year period December 31, 2020, and related notes and Schedules I, III, and IV, included herein and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.
Our report dated April 16, 2021 includes explanatory language that states that Horace Mann Life Insurance Company prepared the statutory financial statements using statutory accounting practices prescribed or permitted by the Illinois Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the statutory financial statements are not presented in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Chicago, Illinois
April 29, 2021

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Horace Mann Life Insurance Company:
We consent to the use of our report dated April 16, 2021, with respect to the financial statements of net assets of the sub-accounts listed in the Appendix to our report that comprise Horace Mann Life Insurance Company Qualified Group Annuity Separate Account as of December 31, 2020, and for each of the years or periods listed in the Appendix of our report, included herein and to the reference to our firm under the heading “Experts”, in the Statement of Additional Information.
/s/ KPMG LLP
Chicago, Illinois
April 29, 2021